UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549


                        Current Report On

                            FORM 8-K


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):

                          MAY 31, 2001



                         ---------------



 Commission    Registrant; State of Incorporation     IRS Employer
 File Number     Address; and Telephone Number     Identification No.
 -----------   ----------------------------------  ------------------

  001-09057      WISCONSIN ENERGY CORPORATION          39-1391525
                   (A Wisconsin Corporation)
                   231 West Michigan Street
                   P.O. Box 2949
                   Milwaukee, WI  53201
                   (414) 221-2345





                                                         FORM 8-K

                  WISCONSIN ENERGY CORPORATION
                --------------------------------

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


                  WISCONSIN ENERGY ASSET SALES

During the month of May 2001, Wisconsin Energy Corporation ("Wisconsin Energy" or the "Company") completed the sale of its wholly-owned subsidiary, FieldTech, Inc., a meter services company, and the sale of its interest in Blythe Energy, LLC, an independent power production project in the state of California. These combined sales are expected to result in proceeds of approximately $48 million and an after-tax gain of approximately $0.14 per diluted share in the second quarter of 2001. The proceeds will be used to pay down corporate debt and repurchase shares of the Company's common stock.

As previously announced in September 2000, Wisconsin Energy began a program to divest non-core assets. The sales of FieldTech and the Blythe project are a continuation of this divestiture program.





                                                         FORM 8-K


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                WISCONSIN ENERGY CORPORATION
                                        (Registrant)

                             /s/ STEPHEN P. DICKSON
                             -----------------------------------
Date: May 31, 2001           Stephen P. Dickson - Controller and
                               Principal Accounting Officer